Exhibit 99.1

VCA Employee Letter

January 9, 2017

Dear Valued VCA Employee,

We are pleased and excited to share with you that VCA today announced it has entered into an agreement to join with the Mars family. Once this transaction is completed, VCA will become a separate and distinct business unit of Mars, Incorporated, a global $33 billion private family-owned company. VCA will continue to operate under our VCA brand, along with those of ANTECH® Diagnostics, Sound®, and Camp Bow Wow®. VCA will continue to be led by Bob Antin, as chief executive officer, and the rest of VCA’s current management team, and will continue to be based in Los Angeles. Rest assured that VCA will continue to work daily to provide the same quality care and excellent service we are known for, as we continue to bring smiles and joy to our clients and their pet families.

VCA started in 1986 as an idea shared among the three of us that we could create and develop a company focused on being honest, responsible and caring, with a dedicated commitment to make the world a better place for pets and their families. Who would have imagined that 30 years later, this simple idea could grow into an organization of more than 23,000 employees; that our first hospital on Sepulveda Boulevard would become nearly 800 hospitals throughout the United States and Canada; that ANTECH Diagnostics, which started in 1988 as a small laboratory servicing Los Angeles, would grow into one of the most advanced diagnostic reference laboratory networks in the world, with 60 laboratories processing more than 13 million requisitions a year; or that Sound would become an industry leader in veterinary diagnostic imaging capabilities, enhancing quality and excellence in pet care throughout the industry.

We are extremely proud of VCA’s leading role in transforming the industry, whether by helping to advance the use of reference laboratories and imaging technology as essential veterinary diagnostic tools, to simply shining a spotlight on the passionate caregivers who are the backbone of the veterinary industry and demonstrating to the financial community that this profession is a worthy investment, leading to improved and enhanced levels of service to more than 100 million pet-owning households in the United States and Canada.

But what we are each most proud of is how VCA has helped change lives by creating opportunities for thousands of people to learn and grow in a profession that has historically lacked such opportunities. Not only have we provided veterinarians with a financially secure option for retirement, we inspired confidence that VCA would continue to grow and invest in their life’s work. VCA contributed management and team-building skills enabling doctors to do what they love: practice high-quality medicine. At the same time, we supported career development and encouraged 4,000 people to turn their passion for pets into a fulfilling and rewarding profession. We have graduated more than 1,800 interns from 32 teaching hospitals and currently enthusiastically support over 50 residencies. We feel privileged to have participated in the dramatic progress of the profession and the tangible benefits it has offered pets and their families, and we remain committed to investing and growing educational opportunities within the profession.

When senior members of Mars’ management approached us with an offer to join their organization, it was with mixed emotions that we considered their proposal. While neither VCA’s management nor its Board of Directors sought out the Mars offer, we had a responsibility to consider the opportunity carefully. After thorough deliberations, we determined that this is a unique opportunity for all of the Company’s stakeholders, especially our employees. Through our continued conversations with the Mars team, we became confident that our two organizations share a common vision which will enhance our ability to continue providing quality pet care and our highest level of service.

Since its founding in 1911, Mars has been a private family-owned company. Starting with a focus on candy, it has become a major, global consumer goods company with interests in confectionery and snacks, as well as other food, beverages, and pet care. You are probably familiar with many of its iconic brands from M&M’s®, Snickers®, and Milky Way®, to Uncle Ben’s®, Wrigley’s Gum®, and Skittles®. While there are too many to mention here, a significant majority of their business comes from a relatively small number of brands – which is an important indication of their commitment to building and sustaining brand strength. In fact, with the addition of VCA, Mars Petcare, home of Royal Canin®, Pedigree®, Whiskas®, and Mars’ veterinary services companies, will become the largest of the Mars divisions.

What is perhaps most impressive about the Mars organization is the culture that Mars has built and maintained for more than a century. We’ve spent considerable time with their senior leadership team, and we truly believe that they are representative of an organization of “real people” with a wealth of knowledge and the same core principles that have guided VCA since our inception. Mars understands our business and our values, as well as our operating philosophy and the way we invest long-term in our company and in the profession. Based on our conversations, it is clear they are genuinely inspired by what we have built here at VCA. Our people and our ability to drive growth, and our expertise in the industry are among the qualities and strengths that attracted them to VCA. They have expressed a strong and sincere commitment to helping us continue our success story as we jointly work toward Mars and VCA’s shared vision of long-term investment focused on A Better World for Pets.

We want you to know that while this transaction remains subject to stockholder approval and various regulatory and other approvals, we strongly support this step forward and wish to emphasize that Mars recognizes that our success has been fueled by the energy, imagination and hard work of our strong leadership team and remarkably talented employees. Their intent is for us to run as a distinct and separate business unit with a high degree of autonomy – which they have done successfully with other businesses.

Of course, this represents a significant change for us, but we see this as a win-win-win for our Company, our people and our pet families. While being a public company has given us the financial security to grow with the support of our stockholders, we are confident that the combination of the two companies will provide us greater opportunities in the future. Combining ideas, resources and energy with one of the most successful companies in the world will add valuable support to the development of many of the training and educational programs currently under development and in our future plans.

We’ve attached an employee FAQ to help address some of your immediate questions as well as fact sheets on Mars and VCA. If you have further questions, please send them to vca.marsquestions@vca.com. We will be reaching out to you in the weeks ahead with periodic updates about what this means to the Company, as well as responses to your questions.

So as we embark on this new chapter, we do so with a great deal of pride, enthusiasm and optimism about what the future holds, knowing that we will continue our mission of “Where your pet’s health is our top priority and excellent service is our goal.”

Thank you,

Bob Antin Chief Executive Officer	Art Antin Chief Operating Officer	Neil Tauber Senior Vice President, Development

Forward Looking Statements

This document contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between the Company, Mars and certain subsidiaries of Mars. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this document using words like “believe,” “intend,” “expect,” “estimate,” “may,” “plan,” “should,” “could,” “forecast,” “looking ahead,” “possible,” “will,” “project,” “contemplate,” “anticipate,” “predict,” “potential,” “continue,” or similar expressions. You may find some of these statements below and elsewhere in this document. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this document may turn out to be incorrect. They can be affected by inaccurate assumptions we might make, or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this document will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy or obtain waivers of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; (vi) potential difficulties in the hiring or retention of employees of the Company as a result of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) potential litigation relating to the merger agreement or the proposed transaction; (ix) unexpected costs, charges or expenses resulting from the proposed transaction, (x) competitive responses to the proposed transaction; and (xi) legislative, regulatory and economic developments.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect the Company’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, and the Company’s more recent reports filed with the SEC. The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document is being made in respect of the proposed transaction between the Company, Mars and certain subsidiaries of Mars. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. The Company also plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and form of proxy will be mailed to the stockholders of the Company. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://investor.vca.com).

Participants in Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitations of proxies from the Company’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed transaction. Information about the persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 4, 2016. Stockholders may obtain additional information regarding the direct and indirect interests of any such persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of the stockholders of the Company generally, by reading the proxy statement and other relevant documents regarding the proposed transaction when they become available, which the Company will file with the SEC. Copies of these documents (when they become available) may be obtained free of charge as described in the preceding paragraph.